Exhibit 99.1

comScore Reports Fourth Quarter and Full Year 2012 Results

Fourth quarter GAAP revenue grows 9% year-over-year and 2012 GAAP revenue grows 10%

Adjusted EBITDA of $12.2 million for the fourth quarter represents adjusted EBITDA margin of 18%

RESTON, VA – February 14, 2013 – comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the fourth quarter and full year of 2012.

Fourth Quarter 2012

In the fourth quarter of 2012, comScore achieved record quarterly revenue of $68.4 million, an increase of 9% over the fourth quarter of 2011, driven by robust growth in the Company’s Media Metrix suite of audience measurement products, in addition to accelerated momentum across its product offerings in mobile, advertising campaign measurement and digital business analytics. This revenue growth was partially offset by declines in the Company’s non-health copy testing and configuration manager products, which comScore is evaluating for divestiture or elimination. Excluding revenue from these products, fourth quarter revenue, measured on a non-GAAP pro forma basis, would have increased 12% over the comparable period in 2011.

GAAP loss before income taxes was ($1.9) million in the fourth quarter of 2012, compared to ($4.4) million in the fourth quarter of 2011. GAAP net loss was ($1.6) million, or ($0.05) per basic and diluted share, in the fourth quarter of 2012, compared to ($3.3) million, or ($0.10) per basic and diluted share, in the fourth quarter of 2011. Non-GAAP net income in the fourth quarter of 2012 was $7.9 million, or $0.22 per diluted share, compared to $11.8 million, or $0.35 per diluted share, in the fourth quarter of 2011. Adjusted EBITDA was $12.2 million or 18% of revenue in the fourth quarter of 2012, compared to adjusted EBITDA of $15.4 million in the fourth quarter of 2011.

Full Year 2012

For the full year 2012, comScore reported revenue of $255.2 million, an increase of 10% from 2011. Excluding the non-health copy testing and configuration manager products, revenue in 2012, measured on a non-GAAP pro forma basis, would have increased 13% over 2011 revenue. GAAP loss before income taxes was ($9.4) million in 2012 compared to ($18.8) million in 2011. GAAP net loss was ($11.8) million, or ($0.35) per basic and diluted share, in 2012 compared to ($15.8) million, or ($0.49) per basic and diluted share, for the full year 2011. Non-GAAP net income in 2012 was $28.1 million, or $0.79 per diluted share, compared to $31.8 million, or $0.97 per diluted share, for the full year 2011. Adjusted EBITDA in 2012 was $44.4 million, compared to $47.1 million in 2011.

Dr. Magid Abraham, comScore’s president and chief executive officer said, “We delivered a strong fourth quarter with revenue and adjusted EBITDA that underscored the health of our core businesses and momentum of our newer product offerings. Our multi-platform capabilities are invigorating MediaMetrix sales activity and our validated Campaign Essentials (vCE) advertising analytics suite continues to see strong sales activity. We are particularly excited that we signed substantial deals for our website analytics offering, Digital Analytix, and for our mobile operator analytics product during the quarter. We also continued to solidify our market leadership with the addition of 45 net new customers in the fourth quarter, ending the year with a total of 2,159 customers.

“In 2013, we will continue our transformation into a real-time digital business analytics company, with a sharpened focus on our four strategic growth areas of audience, advertising, digital business and mobile operator analytics products. Our strong bookings trends, combined with our continued excellent renewal rates of over 90% on a constant dollar basis, give us confidence in our revenue outlook for 2013. We also expect to deliver increasing margin levels through continued operating efficiencies this year, reflecting our long-term commitment to profitable growth.”

Financial Outlook

comScore’s expectations for the first quarter of 2013, which assume disposition of the company’s non-health copy-testing business and elimination of its configuration management activity during the first quarter, are outlined in the table below:

GAAP Revenue	$65.8 million to $67.2 million

GAAP (loss) income before income taxes	($4.3) million to ($3.1) million

Adjusted EBITDA*	$10.0 million to $11.2 million

Estimated fully-diluted shares	37.3 million

comScore’s expectations for full year 2013 are outlined in the table below:

GAAP Revenue	$273.4 million to $283.2 million

GAAP income (loss) before income taxes	($8.1) million to $1.0 million

Adjusted EBITDA*	$46.0 million to $54.0 million

Estimated fully-diluted shares	37.8 million

*	Reconciliations of GAAP to non-GAAP measures are set forth in the attachment to this press release.

Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.

Given the recent discussion regarding our non-health copy testing and configuration manager products, we are also providing non-GAAP pro forma revenue and pro forma adjusted EBITDA guidance reconciliations that exclude this business in the attachments to this press release.

Conference Call Information

Management will provide commentary on the company’s results in a conference call on Thursday, February 14 at 5:00 pm ET.

The conference call and replay can be accessed by telephone and webcast as follows:

Call-in Number: 888-680-0879, Pass code 16142901

(International) 617-213-4856, Pass code 16142901

Replay Number: 888-286-8010, Pass code 26053806

(International) 617-801-6888, Pass code 26053806

Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore

comScore, Inc. (NASDAQ: SCOR) is a global leader in digital measurement and analytics, delivering insights on web, mobile and TV consumer behavior that enable clients to maximize the value of their digital investments. For more information, please visit www.comscore.com/companyinfo.

Non-GAAP Financial Measures

comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other charges that many investors believe may obscure comScore’s on-going operating results.

For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other non-recurring items, the non-cash deferred tax provision, litigation and related settlement costs, and the purchase accounting impact on acquired deferred revenue. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Non-GAAP pro forma revenue excludes the estimated effects of revenue generated from non-health copy testing and configuration manager products. Adjusted pro forma EBITDA also excludes the estimated effects of operations related to non-health copy testing and configuration manager products.

In addition, comScore believes that adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation, interest income (expense) net, and costs not associated with ongoing operations, such as acquisition, litigation and related settlement costs. A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.

The company believes that adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from its core operations. Moreover, the company’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.

The company believes that excluding certain costs from non-GAAP net income, non-GAAP EPS, and adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.

comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending as a key indicator of the company’s operating cash flow performance.

Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.

These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. Significant estimates and assumptions are inherent in the analysis and the measurement of certain elements of non-GAAP financial measures such as the impact of purchase accounting on acquired deferred revenue and the amortization of deferred contract costs associated with acquired deferred revenue. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations as to adoption of new products and services by customers; expectations about comScore’s transformation to a real-time digital business analytics company; expectations regarding continued robust growth of the Media Metrix suite of products; expectations regarding continued growth of its customer base; expectations as to customer renewal rates; expectations regarding the customer reception, impact and financial benefits of certain products such as Digital Analytix and validated Campaign Essentials products; expectations regarding the possible divestiture or elimination of comScore’s non-health copy testing and configuration manager products and the timing thereof, expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the first quarter and full year of 2013. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s ability to generate strong revenue and margin growth in future periods; comScore’s ability to sell new or additional products and attract new customers, as well as longer sales cycles related to newer products such as validated Campaign Essentials, and Digital Analytix; comScore’s ability to sell additional subscription-based products to customers; comScore’s ability to sell additional products and services to existing customers; comScore’s ability to divest or eliminate its non-health copy testing and configuration manager products ; and the volatility of quarterly results and expectations.

For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the period ended December 31, 2011 and Quarterly Report on Form 10-Q for the period ended September 30, 2012 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).

Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:

Kenneth Tarpey

Chief Financial Officer

comScore, Inc.

(703) 438-2305

ktarpey@comscore.com

comScore, Inc.

Condensed Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)	*

Revenues	$68,354	$62,586	$255,193	$232,392

Cost of revenues (excludes amortization of intangible assets; shown below) (1)	23,674	19,102	86,379	75,103
Selling and marketing (1)	25,341	20,073	91,849	78,289
Research and development (1)	8,728	8,099	33,994	34,050
General and administrative (1)	9,903	11,651	38,134	48,514
Amortization of intangible assets	2,282	2,415	9,289	9,301
Impairment of intangible assets	—	—	3,349	—
Settlement of litigation	—	5,175	—	5,175

Total expenses from operations	69,928	66,515	262,994	250,432

Loss from operations	(1,574)	(3,929)	(7,801)	(18,040)
Interest and other (expense) income, net	(329)	(169)	(870)	(525)
Gain (loss) from foreign currency transactions	28	(320)	(744)	(410)
Gain on sale of marketable securities	—	—	—	211

Loss before income taxes	(1,875)	(4,418)	(9,415)	(18,764)
Income tax (provision) benefit	262	1,129	(2,374)	2,974

Net loss	$(1,613)	$(3,289)	$(11,789)	$(15,790)

Net loss per common share:
Basic	$(0.05)	$(0.10)	$(0.35)	$(0.49)
Diluted	$(0.05)	$(0.10)	$(0.35)	$(0.49)

Weighted -average number of shares used in per share calculation - common stock
Basic	33,705,129	33,159,350	33,244,798	32,289,877
Diluted	33,705,129	33,159,350	33,244,798	32,289,877

(1) Amortization of stock-based compensation is included in the line items above as follows:
Cost of revenues	$641	$394	$2,481	$1,976
Selling and marketing	$3,986	$2,202	$12,283	$8,512
Research and development	$525	$394	$1,919	$1,988
General and administrative	$2,151	$1,829	$8,213	$8,784

*	Information derived from the audited Consolidated Financial Statements

comScore, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	December 31, 2012	December 31, 2011
	(unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$61,764	$38,071
Accounts receivable, net of allowances of $1,117 and $903, respectively	68,348	64,429
Prepaid expenses and other current assets	8,877	10,379
Deferred tax assets (1)	9,940	13,630

Total current assets	148,929	126,509
Property and equipment, net	31,418	28,272
Other non-current assets	414	347
Long-term deferred tax assets (1)	12,065	9,477
Intangible assets, net	40,759	53,114
Goodwill	102,900	102,338

Total assets	$336,485	$320,057

Liabilities and stockholders’ equity

Current Liabilities:
Accounts payable	$7,229	$10,300
Accrued expenses	24,409	25,891
Deferred revenues	80,824	68,726
Deferred rent	807	1,013
Deferred tax liability	17	155
Capital lease obligations	8,020	6,305

Total current liabilities	121,306	112,390
Deferred rent, long-term	10,096	7,634
Deferred revenue, long-term	1,715	1,709
Deferred tax liability, long-term	130	183
Capital lease obligations, long-term	6,478	6,676
Other long-term liabilities	1,117	898

Total liabilities	140,842	129,490

Stockholders’ equity:
Common stock	36	34
Additional paid-in capital	274,622	258,967
Accumulated other comprehensive income	1,825	617
Accumulated deficit	(80,840)	(69,051)

Total stockholders’ equity	195,643	190,567

Total liabilities and stockholders’ equity	$336,485	$320,057

*	Information derived from the audited Consolidated Financial Statements
(1)	Prior year amounts related to deferred tax assets have been reclassified to conform to the current period presentation.

comScore, Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Twelve Months Ended December 31,
	2012	2011
	(unaudited)	*

Operating Activities:
Net loss	$(11,789)	$(15,790)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	14,159	13,352
Amortization of intangible assets	9,289	9,301
Impairment of intangible assets	3,349	—
Provisions for bad debts	1,429	220
Stock-based compensation	24,896	21,260
Amortization of deferred rent	934	(822)
Deferred tax provision (benefit)	896	(4,356)
(Gain) Loss on asset disposal	140	25
Gain on sale of marketable securities	—	(211)
Settlement of litigation	—	5,175

Changes in operating assets and liabilities:
Accounts receivable	(4,936)	(10,184)
Prepaid expenses and other current assets	1,465	(1,520)
Accounts payable, accrued expenses, and other liabilities	(7,840)	11,390
Deferred revenues	11,568	(1,610)
Deferred rent	1,312	520

Net cash provided by operating activities	44,872	26,750

Investing activities:
Purchase of property and equipment	(7,590)	(7,235)
Acquisitions, net of cash acquired	—	(5,162)
Sales and maturities of investments	—	2,591

Net cash used in investing activities	(7,590)	(9,806)

Financing activities:
Proceeds from the exercise of common stock options	238	371
Repurchase of common stock	(7,362)	(7,392)
Excess tax benefits from stock based compensation	—	177
Principal payments on capital lease obligations	(7,012)	(5,390)
Proceeds from financing arrangements	4,131	—
Principal payments on financing arrangements	(4,280)	—
Debt issuance costs	—	(69)

Net cash used in financing activities	(14,285)	(12,303)

Effect of exchange rate changes on cash	696	(306)

Net increase in cash and cash equivalents	23,693	4,335
Cash and cash equivalents at beginning of period	38,071	33,736

Cash and cash equivalents at end of period	$61,764	$38,071

*	Information derived from the audited Consolidated Financial Statements

Reconciliation of Loss Before Income Taxes to non-GAAP Net Income and Adjusted EBITDA

(dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Loss before income taxes	$(1,875)	$(4,418)	$(9,415)	$(18,764)
Deferred tax benefit (provision)	755	994	(896)	4,356
Current cash tax benefit (provision)	(493)	135	(1,478)	(1,382)

Net loss	(1,613)	(3,289)	(11,789)	(15,790)

Purchase accounting impact on acquired deferred revenue	—	—	—	1,600
Amortization of intangible assets	2,282	2,415	9,289	9,301
Impairment of intangible assets	—	—	3,349	—
Stock-based compensation	7,303	4,819	24,896	21,260
Costs related to acquisitions, restructuring and other non-recurring items	640	1,071	1,437	3,405
Costs related to litigation	—	2,642	—	11,367
Non-cash settlement of litigation	—	5,175	—	5,175
Gain on sale of marketable securities	—	—	—	(211)
Deferred tax (benefit) provision	(755)	(994)	896	(4,356)

Non-GAAP net income	7,857	11,839	28,078	31,751

Current cash tax (benefit) provision	493	(135)	1,478	1,382
Depreciation	3,690	3,544	14,159	13,352
Interest expense (income), net	160	180	658	611

Adjusted EBITDA	$12,200	$15,428	$44,373	$47,096
Adjusted EBITDA margin (%)	18%	25%	17%	20%

EPS (diluted)	$(0.05)	$(0.10)	$(0.35)	$(0.49)
Non-GAAP EPS (diluted)	$0.22	$0.35	$0.79	$0.97

Weighted -average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	33,705,129	33,159,350	33,244,798	32,289,877
Non-GAAP EPS (diluted)	35,743,650	33,657,234	35,388,656	32,887,323

Reconciliation of Revenue and Adjusted EBITDA to non-GAAP Pro Forma Revenue and non-GAAP Pro Forma Adjusted EBITDA(1)

(dollars in thousands)

	Three Months Ended December 31,
	2012			2011
	(unaudited)
	As Reported	Adjustment to Exclude non- Health Copy Testing and Configuration Manager Products (3)	Adjusted	As Reported	Adjustment to Exclude non- Health Copy Testing and Configuration Manager Products (3)	Adjusted

Revenue	$68,354	(2,107)	$66,247	$62,586	(3,430)	$59,156
Adjusted EBITDA(2)	$12,200	(518)	$11,682	$15,428	(493)	$14,935
Adjusted EBITDA margin (%)	18%	25%	18%	25%	14%	25%

	Twelve Months Ended December 31,
	2012			2011
	(unaudited)
	As Reported	Adjustment to Exclude non- Health Copy Testing and Configuration Manager Products (3)	Adjusted	As Reported	Adjustment to Exclude non- Health Copy Testing and Configuration Manager Products (3)	Adjusted

Revenue	$255,193	(8,328)	$246,865	$232,392	(14,348)	$218,044
Adjusted EBITDA(2)	$44,373	(1,572)	$42,801	$47,096	(3,070)	$44,026
Adjusted EBITDA margin (%)	17%	19%	17%	20%	21%	20%

(1)	Pro forma revenue and pro forma EBITDA are adjusted to exclude the Company’s non-health copy testing and configuration manager products
(2)	See reconciliation of Adjusted EBITDA
(3)	Adjustments to exclude non-health copy testing and configuration manager products are based on management’s estimates of the revenues and results of operations of comScore’s non-health copy testing and configuration manager products

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow

(dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Net cash provided by operating activities	$11,744	$7,991	$44,872	$26,750
Purchase of property and equipment	(2,630)	(1,336)	(7,590)	(7,235)

Free cash flow	$9,114	$6,655	$37,282	$19,515

Fourth Quarter 2012 Supplemental Financial and Business Information

(dollars in millions)

	4Q12	4Q11	Change
Subscription Revenue	$58.4	$52.2	11.9%
Project Revenue	$10.0	$10.4	-3.8%
Existing Customer Revenue	$60.4	$55.9	8.1%
New Customer Revenue	$8.0	$6.7	19.4%
International Revenue	$20.5	$17.1	19.9%
Customer Count	2,159	1,978	9.2%

Revenue and Reconciliation of Income (Loss) Before Income Taxes to Adjusted EBITDA (Guidance)

(dollars in thousands)

Forecasted amounts for the three and twelve month periods ending March 31, 2013 and December 31, 2013 are based on the mid-points of the range of guidance provided herein

The three and twelve month periods ending March 31, 2012 and December 31, 2012 reflect reported results

	Three Months Ended March 31,		Full Year December 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Revenue	$66,500	$62,275	$278,300	$255,193

Income (loss) before income taxes	(3,700)	$606	$(3,500)	$(9,415)
Amortization of acquired intangibles	2,300	2,320	8,100	9,289
Impairment of intangible assets	—	—	—	3,349
Stock-based compensation	6,300	5,090	26,400	24,896
Costs related to acquisitions, restructuring and other non-recurring items	1,400	—	2,900	1,437
Depreciation	4,100	3,420	15,100	14,159
Interest expense, net	200	173	1,000	658

Adjusted EBITDA	$10,600	$11,609	$50,000	$44,373

Adjusted EBITDA margin (%)	16%	19%	18%	17%

Reconciliation of Revenue and Adjusted EBITDA to non-GAAP Pro Forma Revenue and non-GAAP Pro Forma Adjusted

(dollars in thousands)

	Three Months Ended March 31,
	2013			2012
	(unaudited)
	Expected Results (4)	Adjustment to Exclude non- Health Copy Testing and Configuration Manager Products (3)	As Forecasted	As Reported	Adjustment to Exclude non- Health Copy Testing and Configuration Manager Products (3)	Adjusted

Non-GAAP Revenue	$67,300	(800)	$66,500	$62,275	(2,047)	$60,228
Adjusted EBITDA(2)	$10,300	300	$10,600	$11,609	(323)	$11,286
Adjusted EBITDA margin (%)	15%	-38%	16%	19%	16%	19%

	Twelve Months Ended December 31,
	2013			2012
	(unaudited)
	Expected Results (4)	Adjustment to Exclude non- Health Copy Testing and Configuration Manager Products (3)	As Forecasted	As Reported	Adjustment to Exclude non- Health Copy Testing and Configuration Manager Products (3)	Adjusted

Non-GAAP Revenue	$279,100	(800)	$278,300	$255,193	(8,328)	$246,865
Adjusted EBITDA(2)	$49,700	300	$50,000	$44,373	(1,572)	$42,801
Adjusted EBITDA margin (%)	18%	-38%	18%	17%	19%	17%

(1)	Pro forma revenue and pro forma EBITDA are adjusted to exclude the Company’s non-health copy testing and configuration manager products
(2)	See reconciliation of Adjusted EBITDA
(3)	Adjustments to exclude non-health copy testing and configuration manager products are based on management’s estimates of the revenues and results of operations of comScore’s non-health copy testing and configuration manager products
(4)	Represents expected revenue and adjusted EBITDA prior to pro forma adjustment to exclude non-Health Copy Testing and Configuration Manager products

SOURCE comScore, Inc.